UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
HARBOR ETF TRUST
(Exact name of Registrant as Specified in Charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
111 South Wacker Drive, 34th Floor, Chicago, Illinois 60606
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of each Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Anthropic AI Lab Ecosystem ETF	NYSE Arca, Inc.	42-2719368
Google DeepMind AI Lab Ecosystem ETF	NYSE Arca, Inc.	42-2719573
Meta AI Lab Ecosystem ETF	NYSE Arca, Inc.	422719751
OpenAI Lab Ecosystem ETF	NYSE Arca, Inc.	42-2722168
SpaceXAI Lab Ecosystem ETF	NYSE Arca, Inc.	42-2722331

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-255884
Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
A description of the shares of beneficial interest, no par value per share, of Anthropic AI Lab Ecosystem ETF, Google DeepMind AI Lab Ecosystem ETF, Meta AI Lab Ecosystem ETF, OpenAI Lab Ecosystem ETF and SpaceXAI Lab Ecosystem ETF, each a series of Harbor ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 103 (Accession No. 0001193125-26-339745) filed on August 7, 2026, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.
Item 2. Exhibits
1.	Amended and Restated Agreement and Declaration of Trust dated January 26, 2022 - filed with Post-Effective Amendment No. 10 on February 22, 2022
2.	Schedule A to Amended and Restated Agreement and Declaration of Trust dated June 26, 2026 – filed with Post-Effective Amendment No. 98 on June 29, 2026
3.	By-Laws dated January 10, 2024 - filed with Post-Effective Amendment No. 45 on February 29, 2024
4.	Certificate of Trust of Registrant dated April 13, 2021 - filed with Pre-Effective Amendment No. 2 on September 10, 2021

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of August 7, 2026.
Harbor ETF Trust
By: /s/ Charles F. McCain

Charles F. McCain
President and Trustee